Exhibit 5.1 2005 Market Street Suite 2600 Philadelphia, PA 19103 T: 215.564.8000 September 5, 2025 Customers Bancorp, Inc. 701 Reading Avenue West Reading PA 19611 Re: Customers Bancorp, Inc. – Offering of Shares of Voting Common Stock Ladies and Gentlemen: We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the offer and sale of up to 2,518,248 shares of the Company’s Voting Common Stock, par value $1.00 per share (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), File No. 333- 290008, filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on September 3, 2025, which became effective automatically upon filing (together with the base prospectus dated September 3, 2025 (the “Base Prospectus”) contained therein and constituting a part thereof, the “Registration Statement”). In connection with an underwritten offering of the Shares, the Company has also filed a preliminary prospectus supplement dated September 3, 2025 (together with the Base Prospectus, the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated September 3, 2025 (together with the Base Prospectus, the “Final Prospectus Supplement”). The Preliminary Prospectus Supplement and the Final Prospectus Supplement were each filed with the Commission pursuant to Rule 424(b) under the Securities Act. The offer and sale of the Shares is being made pursuant to an underwriting agreement dated September 3, 2025 between the Company, Customers Bank and Morgan Stanley & Co. LLC, Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. as Representative of the Underwriters named therein (the “Underwriting Agreement”). In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement (ii) the Preliminary Prospectus Supplement; (iii) the Final Prospectus Supplement; Stradley Ronon Stevens & Young, LLP | stradley.com Chicago | Los Angeles | New York | Philadelphia | Washington, D.C.

Customers Bancorp, Inc. September 5, 2025 Page 2 (iv) the Underwriting Agreement; (v) the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 30, 2012; (vi) the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 2, 2012; (vii) the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 3, 2019; (viii) the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 30, 2012; (ix) the Amendment to the Company’s Amended and Restated Bylaws, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 19, 2019; (x) the resolutions of the Company’s Board of Directors (including a committee thereof) with respect to the Offering, including the filing of the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement; and (xi) such other records, documents, certificates and statutes as we have deemed necessary for purposes of this opinion letter. In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies. The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, except to the extent that such compliance is related to the valid issuance of the Shares. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or any other prospectus supplement, other than as expressly stated herein with respect to the issuance of the Shares. Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force

Customers Bancorp, Inc. September 5, 2025 Page 3 affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors. This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention. Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered upon payment in full of the consideration therefor as described in the Registration Statement, the Final Prospectus Supplement and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable. This opinion is to be used only in connection with the Registration Statement and the offering of the Shares described herein. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to your filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed September 5, 2025 and we further consent to the reference to our firm under the caption “Legal Matters” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued thereunder. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. Very truly yours, /s/ STRADLEY RONON STEVENS & YOUNG, LLP STRADLEY RONON STEVENS & YOUNG, LLP